UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2011

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Dolby Laboratories, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8–K/A to the Company’s Current Report on Form 8–K dated February 2, 2011, which was filed on February 7, 2011, in order to disclose how often the Company intends to conduct stockholder advisory votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, at the 2011 Annual Meeting of Stockholders of the Company held on February 2, 2011, the stockholders voted to approve conducting an advisory vote on the compensation of the Company’s named executive officers every two years. In light of this vote, which was consistent with the recommendation of the Board of Directors on the matter, the Company intends to include an advisory vote on the compensation of the Company’s named executive officers every two years until the next required vote on the frequency of such advisory vote, although an earlier vote may be held at the Board of Directors’ discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

Date: June 28, 2011	/s/ Andy Sherman
Andy Sherman Executive Vice President, General Counsel and Secretary

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